Exhibit 10-h-1
ROCKWELL COLLINS, INC.
APPROVAL OF
AMENDMENT #1
to the
ROCKWELL COLLINS
2005 NON-QUALIFIED PENSION PLAN
(as Amended and Restated on May 18, 2012)

The undersigned, Laura A. Patterson, Vice President, Total Rewards, Rockwell Collins, Inc. (the “Company”), for and on behalf of the Company and pursuant to the authority provided to me by the Company’s Senior Vice President of Human Resources, hereby approves Amendment #1 to the Rockwell Collins 2005 Non-Qualified Pension Plan (as Amended and Restated effective May 18, 2012) in the form attached to provide for distributions from such plan under circumstances permitted by Internal Revenue Code Section 409A.
Dated this 31st day of December 2015.

/s/ Laura A. Patterson
Laura A. Patterson
Vice President, Total Rewards

AMENDMENT #1
to the
ROCKWELL COLLINS
2005 NON-QUALIFIED PENSION PLAN
(as Amended and Restated on May 18, 2012)
The Rockwell Collins 2005 Non-Qualified Pension Plan, as amended and restated on May 18, 2012 (the “Plan”), is hereby amended, effective as of the date hereof or as specified below, in the following respects:

1.	The Plan is hereby amended, effective January 1, 2015, by adding a new Section 6.015 to read as follows:

6.015    Acceleration of Payment Date.  Notwithstanding the foregoing, the distribution of benefits hereunder may be accelerated, with the consent of the Plan Administrator, under the following circumstances:

(a)
Compliance with Domestic Relations Order.  To permit payment to an individual other than the Participant as necessary to comply with the provisions of a domestic relations order (as defined in Code Section 414(p)(1)(B));

(b)
Conflicts of Interest.  To permit payment as necessary to comply with the provisions of a Federal government ethics agreement or to avoid violation of an applicable Federal, state, local or foreign ethics law or conflicts of interest law;

(c)
Payment of Employment Taxes.  To permit payment of federal employment taxes under Code Sections 3101, 3121(a) or 3121(v)(2), or to comply with any federal tax withholding provisions or corresponding withholding provisions of applicable state, local, or foreign tax laws as a result of the payment of federal employment taxes, and to pay the additional income tax at source on wages attributable to the pyramiding Code Section 3401 wages and taxes; or

(d)
Tax Event.  Upon a good faith, reasonable determination by the Plan Administrator, and upon advice of counsel, that the Plan fails to meet the requirements of Code Section 409A and regulations thereunder.  Such payment may not exceed the amount required to be included in income as a result of the failure to comply with the requirements of Code Section 409A.